April 5, 2017

Diamond Hill Funds

325 John H. McConnell Boulevard

Suite 200

Columbus, OH 43215

Re: Opinion and Consent

Ladies and Gentlemen:

A legal opinion and consent (the “Opinion and Consent”) that we prepared was filed with Post-Effective Amendment No. 56 to the Registration Statement, File Nos. 333-22075 and 811-8061 (the “Registration Statement”), of Diamond Hill Funds. We hereby give you our consent to incorporate by reference the Opinion and Consent into Post-Effective Amendment No. 58 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

Michael.Wible@ThompsonHine.com    Fax: 614.469.3361    Phone: 614.469.3297